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                                                                    EXHIBIT 2.2


                 AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT

         AMENDMENT NO. 1, dated January 24, 2002 (this "Amendment") to the ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 23, 2002, by and among THE SHAW GROUP INC., a Louisiana corporation (together with its Designee(s), if any, "Buyer"), and THE IT GROUP, INC., a Delaware corporation ("ITG") and the Subsidiaries (as defined in the Agreement) of ITG which are or become signatories to the Agreement (together with ITG, "Sellers").

                                    RECITALS

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

         WHEREAS, the Parties to the Agreement have determined that it is advisable to amend Section 1.01 of the Agreement; and

         WHEREAS, Section 9.12 of the Agreement provides that the Agreement may be amended by execution of a written instrument executed the Parties thereto.

         NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

1. The definition of "Completion Bonds" contained in Section 1.01 of the Agreement shall be deleted in its entirety from the Agreement.

2. The definition of "Credit Agreement" contained in Section 1.01 of the Agreement shall be amended and restated in its entirety and shall read as follows:

         "Credit Agreement: that certain post-petition Credit Agreement(s), dated January 24, 2002, as amended and supplemented from time to time, by and among Lender, as lender, and ITG and certain of its Subsidiaries, as borrowers, providing for debtor-in-possession funding under section 364(c) and (d) of the Bankruptcy Code;".

3. The definition of "Qualified Bid" contained in Section 1.01 of the Agreement shall be amended and restated in its entirety and shall read as follows:

         "Qualified Bid: a Competing Proposal (a) whose value is greater than the sum of (i) the value of Buyer's offer as set forth herein and (ii) the initial Minimum Incremental Bid Amount, (b) that has substantially the same terms and conditions as this Agreement and proposes to purchase substantially all of the Assets, and (c) that is accompanied by satisfactory evidence of committed financing or other ability to perform;".



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4. Except as specifically amended hereby, the terms and provisions of the
Agreement shall continue and remain in full force and effect and the valid and binding obligation of the Parties thereto in accordance with its terms. All references in the Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the "Agreement" shall be deemed for all purposes to refer to the Agreement, as amended by this Amendment.

5. This Amendment may be executed in one or more counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.


                            [SIGNATURE PAGE FOLLOWS]





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         IN WITNESS WHEREOF, the Parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.


THE IT GROUP, INC.                         THE SHAW GROUP INC.



By: /s/ Harry J. Soose                     By: /s/ Gary P. Graphia
    -----------------------------              ---------------------------------
Name: Harry J. Soose                           Name: Gary P. Graphia
Title: Chief Financial Officer                 Title: Corporate Secretary and
                                               General Counsel



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